CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Harold R. Shipes, Chief Executive Officer of International Silver, Inc. (”the Company”), and John A. McKinney, Chief Financial Officer of the Company, do each certify pursuant to 18 U.S.C. §1350 that, to the best of their knowledge:

1.
the Company’s quarterly report on Form 10-Q for the three months ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 25th day of August 2008.

/s/ Harold R. Shipes
Harold R. Shipes
Chief Executive Officer
(Principal Executive Officer)

/s/ John A. McKinney
John A. McKinney
Chief Financial Officer
(Principal Financial and Accounting Officer)